UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2025

Commission File Number	Exact Name of Registrant as Specified in its Charter, State or other
Jurisdiction
of Incorporation, Address of Principal Executive Offices, Zip Code, and
	Registrant's Telephone Number, Including Area Code	IRS Employer Identification No.

1-32853	DUKE ENERGY CORPORATION (a Delaware corporation) 525 S. Tryon Street Charlotte, North Carolina 28202-1803 704-382-3853	20-2777218

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

Registrant	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Duke Energy	Common Stock, $0.001 par value	DUK	New York Stock Exchange LLC
Duke Energy	5.625% Junior Subordinated Debentures due September 15, 2078	DUKB	New York Stock Exchange LLC
Duke Energy	Depositary Shares each representing a 1/1,000th interest in a share of 5.75% Series A Cumulative Redeemable Perpetual Preferred Stock, par value $0.001 per share	DUK PR A	New York Stock Exchange LLC
Duke Energy	3.10% Senior Notes due 2028	DUK 28A	New York Stock Exchange LLC
Duke Energy	3.85% Senior Notes due 2034	DUK 34	New York Stock Exchange LLC
Duke Energy	3.75% Senior Notes due 2031	DUKE 31A	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Principal Executive Officer and Director of Duke Energy Corporation

On January 13, 2025, Duke Energy Corporation (“Duke Energy” or the “Corporation”) announced that Mr. Harry K. Sideris was appointed as the President and Chief Executive Officer and as a member of the Board of Directors of Duke Energy, effective April 1, 2025.

Mr. Sideris, age 53, was President of Duke Energy since April 2024.  Prior to that, Mr. Sideris served as Executive Vice President, Customer Experience, Solutions and Services from October 2019 until April 2024.  Prior to that, he served as Senior Vice President and Chief Distribution Officer from June 2018 to October 2019; State President Florida from January 2017 to June 2018; Senior Vice President of Environmental, Health, and Safety from August 2014 to January 2017; and Vice President of Power Generation for the Corporation’s Fossil/Hydro Operations in the western portions of North Carolina and South Carolina from July 2012 to August 2014.

Compensatory Arrangement with Harry K. Sideris

In connection with the appointment of Mr. Sideris as Chief Executive Officer, on January 10, 2025 the independent members of the Board of Directors of the Corporation approved the following compensation levels: an annual base salary of $1,300,000, effective as of April 1, 2025, a short-term incentive opportunity equal to 150% of his annual base salary, and a long-term incentive opportunity equal to 750% of his annual base salary.

Mr. Sideris will continue to participate in the compensation and benefit plans in which he was participating prior to his appointment. Mr. Sideris also will be permitted to use the Corporation’s aircraft for his personal travel within North America, provided that he must reimburse the Corporation for the direct operating costs associated with such travel (other than travel for his annual physical or to attend meetings of other boards on which he serves).

The Board of Directors also approved an amendment to Mr. Sideris’ Change in Control Agreement to increase the severance multiple from 2.00 times to 2.99 times his annual compensation. A copy of the amendment is filed as Exhibit 10.1 hereto and incorporated by reference herein. Mr. Sideris otherwise has not entered into, and no amendments were made to, any other material plans, contracts or arrangements in connection with his appointment. In addition, there are no family relationships between Mr. Sideris and any of the Corporation’s directors or other executive officers, and Mr. Sideris is not a party to any transaction, or any proposed transaction, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Retirement of Lynn J. Good

On January 13, 2025, Duke Energy announced that Ms. Lynn J. Good will retire as Chief Executive Officer of Duke Energy and Chair and Director of the Board of Directors of the Corporation, effective April 1, 2025. Ms. Good’s retirement is not the result of any disagreement regarding any matter relating to the Corporation’s operations, policies, or practices.

A copy of the press release announcing Ms. Good’s retirement and the appointment of Mr. Sideris is included as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Appointment of Chair of the Board of Directors

On January 13, 2025, Duke Energy announced that Lead Independent Director Theodore F. Craver, Jr. will step down as Lead Independent Director and be appointed independent Chair of the Board of Directors of the Corporation, effective April 1, 2025.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Amendment to Change in Control Agreement between Harry K. Sideris and Duke Energy Corporation.
99.1	Duke Energy Corporation Press Release dated January 13, 2025.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION

Date: January 13, 2025	By:	/s/ David S. Maltz
	Name:	David S. Maltz
	Title:	Vice President, Legal, Chief Governance Officer and Assistant Corporate Secretary